CONSENT OF
                                SCHLUMBERGER DCS


We hereby consent to the use of the names "Data and Consulting Services (DCS) Division of Schlumberger Technology Corporation", "Schlumberger Holditch and Associates", "Schlumberger Data and Consulting Services", and "Schlumberger H-RT" and to the use of any references to such entities, and to the inclusion of and references to any reports of those entities or information contained therein prepared for Aurora Energy, Ltd., in Amendment No. 2 to the Registration Statement on Form S-4 of Cadence Resources Corporation for the filing dated on or about September 14, 2005.



Pittsburgh, PA
September 14, 2005


                                          SCHLUMBERGER DCS



                                          /s/ Joseph H. Frantz, Jr.


                                          Name:   Joseph H. Frantz, Jr. P.E.
                                          Title:  Operations Manager, USLE-N,
                                                  Pittsburgh, PA